                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            SIMULATION SCIENCES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            SIMULATION SCIENCES INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 29, 1998

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SIMULATION SCIENCES INC., a Delaware corporation (the "Company"), will be held on April 29, 1998 at 9:00 a.m., local time, at the Company's principal executive offices located at 601 Valencia Avenue, Suite 100, Brea, California 92823, for the following purposes:

    1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors are elected.

    2. To ratify the appointment of Deloitte & Touche LLP as independent public accountants of the Company for the fiscal year ending December 31, 1998.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on March 16, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at this meeting. Only stockholders of record at the close of business on March 16, 1998 are entitled to notice of and to vote at the meeting.

    All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.


                                        Sincerely,



                                        Jeffrey D. Saper
                                        Secretary


                             YOUR VOTE IS IMPORTANT.

           IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU
         ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS
          PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.


BREA, CALIFORNIA
APRIL 2, 1998

                            SIMULATION SCIENCES INC.

                            PROXY STATEMENT FOR 1998
                         ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of SIMULATION SCIENCES INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held April 29, 1998 at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices located at 601 Valencia Avenue, Suite 100, Brea, California 92823. The Company's telephone number at that location is (714) 579-0412.

    These proxy solicitation materials and the Annual Report on Form 10-K for the year ended December 31, 1997, including financial statements, were first mailed on or about April 3, 1998 to all stockholders entitled to vote at the meeting.


REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.


VOTING AND SOLICITATION

    Each holder of Common Stock is entitled to one vote for each share held.

    This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.


DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than November 24, 1998 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

    Only stockholders of record at the close of business on March 16, 1998 (the "Record Date") are entitled to notice of and to vote at the meeting. The Company has one series of capital stock outstanding, designated Common Stock, $.001 par value. At the Record Date, 14,143,609 shares of the Company's authorized Common Stock were issued and outstanding.

    The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of the Record Date as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and each nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table in "Executive Compensation and Other Matters" below and (iv) all directors and executive officers as a group. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Simulation Sciences Inc., 601 Valencia Ave., Suite 100, Brea, CA 92823.

                                                                    SHARES OF COMMON STOCK
                                                                    BENEFICIALLY OWNED(1)
                                                                   ------------------------
                                                                                 PERCENTAGE
    5% STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS                NUMBER      OWNERSHIP
-------------------------------------------------------------      ---------     ----------
Putnam Investments, Inc. (2)
     One Post Office Square
     Boston, MA 02109 .......................................      1,714,467        12.1%
Massachusetts Financial Services Co. (3)
     500 Boylston Street, 15th Floor
     Boston, MA 02116 .......................................      1,677,900        11.9%
INVESCO PLC(4)
     1315 Peachtree Street NE
     Atlanta, GA 30309 ......................................        946,620         6.7%
George D. Bjurman & Associates
     10100 Santa Monica Boulevard, Suite 1200
     Los Angeles, CA 90067 ..................................        725,990         5.1%
401(k) Plan(5) ..............................................        994,013         7.0%
Charles R. Harris(6) ........................................         62,537           *
Dirk M. Pfeiffer(7) .........................................         25,000           *
Katherine Sullivan Abrams(8) ................................          9,333           *
Daniel T. Nichols(9) ........................................         20,096           *
Dr. Narendra K. Gupta(10) ...................................         28,885           *
Walter G. Kortschak (11) ....................................         12,101           *
All Directors & Executive Officers as a group (7 persons)(12)        157,952         1.1%


------------
 *    Less than one percent of the outstanding Common Stock.

(1) Applicable percentage of ownership is based on 14,143,609 shares of the Company's Common Stock outstanding as of the Record Date, together with any applicable stock options held by such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"), and includes voting and dispositive power with respect to shares. Shares of Common Stock subject to options exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage for any other person. Unless otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

 (2) Certain entities affiliated with Putnam Investments, Inc. ("Putnam") claim beneficial ownership of an aggregate of 1,714,467 shares. Putnam claims
      (i) shared voting power with respect to 277,800 of the 1,714,467 shares,
      (ii) shared dispositive powers with respect to the 1,714,467 shares and
      (iii) no sole voting or dispositive power with respect to the 1,714,467 shares. Information provided herein is based upon certain information contained in a Schedule 13G filed by Putnam and certain affiliated entities with the SEC in March 1998.

 (3) Massachusetts Financial Services Co. ("MFS") claims (i) sole voting power as to 1,633,000 of the 1,677,900 shares, (ii) sole dispositive power as to the 1,677,900 shares and (iii) no shared voting or dispositive power with respect to the 1,677,900 shares. Information provided herein is based upon certain information contained in a Schedule 13G filed by MFS with the SEC in March 1998.

 (4) Certain entities affiliated with INVESCO PLC (collectively the "INVESCO Entities") claim beneficial ownership of an aggregate of 946,620 shares. The INVESCO Entities claim (i) shared voting and dispositive power with respect to the 946,620 shares and (ii) no sole voting or dispositive power with respect to such shares. Information provided herein is based upon certain information contained in a Schedule 13G filed by INVESCO and the INVESCO Entities with the SEC in February 1998.

 (5) Represents shares of Common Stock held of record by the Company's 401(k) Plan which are beneficially owned by employees and former employees of the Company.

 (6) Includes 61,666 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

 (7) Represents 25,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

 (8) Represents 9,333 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

 (9) Includes 18,666 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(10) Includes 28,541 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(11) Represents 12,101 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(12) Includes 155,307 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date. See footnotes 6 through 11.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

    A board of three (3) directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three (3) nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.


VOTE REQUIRED

    If a quorum is present and voting, the three (3) nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee, abstentions and shares held by brokers that are present but not voted because the brokers were prohibited from exercising discretionary authority ("broker non-votes") will be counted for purposes of determining the presence or absence of a quorum.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.

NOMINEES

    The names of the nominees and certain information about them as of December 31, 1997 are set forth below:

Name of Nominee                               Age   Position
---------------                               ---   --------
Dr. Narendra K. Gupta(1)(2)...............    49    Director

Charles R. Harris.........................    48    President, Chief Executive Officer
                                                    and Director

Walter G. Kortschak (1)(2)................    38    Director

------------
(1)   Member of the Compensation Committee
(2)   Member of the Audit Committee


    Dr. Narendra K. Gupta has been a director of the Company since March 1994. Dr. Gupta co-founded Integrated Systems, Inc., a real-time software company, in April 1980 and currently serves as its Chairman of the Board. Dr. Gupta is also a director of Digital Link Corp., a data communications equipment manufacturer. Dr. Gupta holds an M.S. degree from California Institute of Technology and a Ph.D. from Stanford University.

    Charles R. Harris has served as President and Chief Executive Officer and as a director of the Company since July 1995. From September 1994 to June 1995, Mr. Harris was an independent consultant. From April 1993 to August 1994, Mr. Harris was employed by Computervision Corp., a computer modeling equipment provider ("Computervision"), as Vice President of the Industry Business Group and a Member of the Management Committee. From 1980 to 1993, Mr. Harris was employed by Hewlett-Packard Company, a computer and instrument manufacturer ("Hewlett-Packard"), as Global Account Manager for General Motors/Electronic Data Systems. Mr. Harris holds a B.A. degree and an M.S. degree from Emory University in Georgia.

    Walter G. Kortschak has been a director of the Company since December 1993. Since August 1991, he has been a general partner of Summit Partners L.P. where he has been employed since June 1989. Summit Partners L.P. and its affiliates manage a number of venture capital funds, including Summit Ventures III, L.P. and Summit Investors II, L.P., which were principal stockholders of the Company from 1993 to 1997. He is also a director of Diamond Multimedia Systems, Inc., HMT Technology Corporation and SteriGenics International, Inc. and serves as a director of several privately-held companies. Mr. Kortschak received a B.S. degree from Oregon State University, an M.S. degree from California Institute of Technology and an M.B.A. degree from University of California, Los Angeles.


BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of eleven meetings during fiscal 1997, of which none were by unanimous written consent. No director attended fewer than 75% of the meetings of the Board of Directors and committees thereof, if any, upon which such director served. The Board of Directors has a Compensation Committee and an Audit Committee. The Board of Directors has no nominating committee or any committee performing such functions.

    The Compensation Committee, which consisted of directors Dr. Narendra K. Gupta and Walter G. Kortschak at the end of fiscal 1997, met two times during the fiscal year. This Committee is responsible for determining salaries, incentives and other forms of compensation for directors and officers of the Company and administers various incentive compensation and benefit plans.

    The Audit Committee, which consisted of directors Dr. Narendra K. Gupta and Walter G. Kortschak, met three times during fiscal 1997. This Committee is responsible for overseeing actions taken by the Company's independent auditors and reviews the Company's internal financial controls.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1997, the Compensation Committee consisted of Dr. Narendra K. Gupta and Walter G. Kortschak. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for directors and officers of the Company. Mr. Harris, President and Chief Executive Officer of the Company, is not a member of the Compensation Committee and cannot vote on matters decided by the Committee. He does participate in all discussions and decisions regarding salaries and incentive compensation for all employees of and consultants to the Company, except that Mr. Harris is excluded from discussions and decisions regarding his own salary and incentive compensation.

    No interlocking relationship exists between any member of the Company's board of directors or the Compensation Committee and any member of the board of directors or compensation committee of any company, nor has any such interlocking relationship existed in the past. Mr. Kortschak, a director of the Company, is an employee and general partner of Summit Partners L.P. which, together with its affiliates, manage a number of venture capital funds, including Summit Ventures III, L.P. and Summit Investors II, L.P. See "Executive Compensation and Other Matters - Certain Transactions" for a discussion of transactions between the Company and Summit Ventures III, L.P. and Summit Investors II, L.P.

                                  PROPOSAL TWO

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Deloitte & Touche LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1998, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

    Deloitte & Touche LLP has audited the Company's financial statements annually since 1992. Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


VOTE REQUIRED

    The affirmative vote of the holders of a majority of the shares of the Company's Common Stock voting in person or by proxy on this proposal at the annual meeting is required to approve the appointment of the independent auditors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE OFFICERS

    The executive officers of the Company and their ages as of December 31, 1997 are as follows:

Name                              Age  Position
----                              ---  --------
Charles R. Harris .............   48   President, Chief Executive Officer and Director

Robert E. Grice, Jr. ..........   38   Executive Vice President, Finance and Chief
                                       Financial Officer

Dirk M. Pfeiffer ..............   40   Executive Vice President, Sales, Marketing and
                                       Engineering Services

Katherine Sullivan Abrams .....   58   Executive Vice President, Research and Development
 .
Daniel T. Nichols .............   49   Executive Vice President, Human Resources and
                                       Administration

    Charles R. Harris has served as President and Chief Executive Officer and as a director of the Company since July 1995. From September 1994 to June 1995, Mr. Harris was an independent consultant. From April 1993 to August 1994, Mr. Harris was employed by Computervision Corp., a computer modeling equipment provider ("Computervision"), as Vice President of the Industry Business Group and a Member of the Management Committee. From 1980 to 1993, Mr. Harris was employed by Hewlett-Packard Company, a computer and instrument manufacturer ("Hewlett-Packard"), as Global Account Manager for General Motors/Electronic Data Systems. Mr. Harris holds a B.A. degree and an M.S. degree from Emory University in Georgia.

    Robert E. Grice, Jr. has served as Executive Vice President, Finance and Chief Financial Officer of the Company since October 1997. Prior to joining the Company, Mr. Grice was employed as Vice President, Finance and Chief Financial Officer of Smith Micro Software, Inc., a software company, from March 1996 to October 1997. From July 1993 to August 1994, Mr. Grice was employed as Chief Financial Officer of Newport Solutions, Inc., a privately owned networking company, until its acquisition by Cisco Systems, Inc., after which Mr. Grice served as Director of Finance at Cisco Systems, Inc. from August 1994 to March 1996. Mr. Grice is a certified public accountant and holds a B.S. degree from California Polytechnic University.

    Dirk M. Pfeiffer has served as Executive Vice President, Sales, Marketing and Engineering Services of the Company since July 1997 and Vice President, Sales, Marketing and Engineering Services of the Company from September 1995 to July 1997. From January 1993 to June 1995, Mr. Pfeiffer was employed by SAP AG, an enterprise software company, as Director of Sales and Marketing for the oil and gas industry. From September 1987 to December 1992, Mr. Pfeiffer was employed by Hewlett-Packard as the European Account Manager for General Motors/Electronic Data Systems. Mr. Pfeiffer holds an M.B.A. degree from the University of Cologne in Germany.

    Katherine Sullivan Abrams has served as Executive Vice President, Research and Development of the Company since July 1997, Vice President, Research and Development of the Company from November 1995 to July 1997, and a consultant to the Company from August 1995 to November 1995. From 1984 to February 1995, Ms. Abrams held senior management positions with Computervision's Software

Development business unit, most recently as Director of Corporate Strategic Account Management. Previously she had ten years of field and product development experience with IBM. Ms. Abrams holds a B.S. degree from Cornell University.

    Daniel T. Nichols has served as Executive Vice President, Human Resources and Administration of the Company since July 1997 and Vice President, Human Resources and Administration of the Company from February 1996 to July 1997. From February 1995 to February 1996, Mr. Nichols was employed by Aspen Technology, Inc., a process simulation software company, as Director of Human Resources. From April 1990 to December 1994, Mr. Nichols was employed at Computervision, most recently as Director of Technical and Professional Support. Mr. Nichols holds a B.S. degree from University of Massachusetts.


EXECUTIVE COMPENSATION

    The following table sets forth the compensation earned by the Company's Chief Executive Officer and the Company's four other executive officers (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during the years ended December 31, 1995, 1996 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG TERM
                                                             ANNUAL COMPENSATION                COMPENSATION
                                                  ---------------------------------------       ------------
                                                                                  OTHER           SECURITIES
                                                                                  ANNUAL          UNDERLYING    ALL OTHER
                                                                              COMPENSATION         OPTIONS/    COMPENSATION
NAME AND PRINCIPAL POSITION             YEAR      SALARY($)        BONUS($)       ($)(1)           SAR'S(#)       ($)(2)
---------------------------             ----      --------         --------      --------       -------------   --------
Charles R. Harris ................      1997      $200,000         $105,000                         75,000      $  9,247
     President and Chief Executive      1996       193,749          100,000      $ 79,684(4)        91,666         8,092
     Officer .....................      1995        86,413(3)        37,500       148,670(4)       250,000         4,583

Dirk M. Pfeiffer .................      1997       150,000           78,750                         35,000         9,097
     Executive Vice President, ...      1996       150,000           75,000       214,714(4)        25,000         7,321
     Sales, Marketing and ........      1995        43,750(3)        37,500                        125,000
     Engineering Services

Katherine Sullivan Abrams ........      1997       150,000           47,250                         40,000         6,666
     Executive Vice President, ...      1996       135,693           45,000                         46,666         3,449
     Research and Development ....      1995        18,667(3)         8,800        22,500(5)        20,000

Daniel T. Nichols ................      1997       150,000           47,250        43,846(4)        25,000         6,822
     Executive Vice President, ...      1996       127,307(3)        45,000        54,186(4)        66,666         7,315
     Human Resources and .........      1995
     Administration

L. Ronald Trepp ..................      1997       129,907(6)                                                      4,833
     Vice President, Finance and .      1996        86,665(3)        12,000                         66,666         2,766
     Chief Financial Officer


-----------------

(1) In accordance with the rules of the Securities and Exchange Commission, other annual compensation in the form of perquisites and other personal benefits has been omitted in those cases where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

(2) Represents premiums paid by the Company on a life insurance policy and a health insurance policy for the benefit of the Named Executive Officer.

(3) Amounts based on annual salary of $175,000 for Charles R. Harris from July 1, 1995 through December 31, 1995, $150,000 for Dirk M. Pfeiffer from September 15, 1995 through December 31, 1995, $110,000 for Katherine Sullivan Abrams from November 1, 1995 through December 31, 1995, $150,000 for Daniel T. Nichols from February 26, 1996 through December 31, 1996, and $160,000 for L. Ronald Trepp from June 18, 1996 through December 31, 1996.

(4) Represents amounts paid in connection with the reimbursement by the Company of certain relocation expenses.

(5) Represents compensation for services rendered as a consultant to the Company.

(6) Amounts based on an annual salary of $160,000 from January 1, 1997 through September 30, 1997, the date L. Ronald Trepp resigned from the Company. Such amount includes $9,907 paid for vacation earned but not taken.


OPTION GRANTS DURING FISCAL 1997

    The following table provides information with respect to stock option grants in fiscal 1997 to the Named Executive Officers.

                          OPTION GRANTS IN FISCAL 1997


                                             INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                             ---------------------------------------------               VALUE AT
                              NUMBER OF    PERCENT OF                             ASSUMED ANNUAL RATES OF
                             SECURITIES   TOTAL OPTIONS                             STOCK APPRECIATION
                             UNDERLYING    GRANTED TO    EXERCISE                  FOR OPTION TERM ($)(2)
                              OPTIONS     EMPLOYEES IN     PRICE    EXPIRATION   --------------------------
NAME                         GRANTED(#)  FISCAL YEAR(1)  ($/SHARE)     DATE          5%              10%
----                         ----------  --------------  ---------  ----------   ----------      ----------
Charles R. Harris .......      75,000         6.42%        $12.75     7/22/07    $  601,380      $1,524,016
Dirk M. Pfeiffer ........      35,000         3.00          12.75     7/22/07       280,644         711,208
Katherine Sullivan Abrams      40,000         3.42          12.75     7/22/07       320,736         812,809
Daniel T. Nichols .......      25,000         2.14          12.75     7/22/07       200,460         508,005
L. Ronald Trepp (3) .....          --

---------------

(1) Based on options to purchase 1,168,392 shares of Common Stock granted during fiscal 1997.

(2) Potential realizable value is based on the assumption that the price of the Common Stock appreciates at the annual rate shown, compounded annually, from the date of grant until the end of the 10-year option term. The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by rules promulgated by the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

(3)   Mr. Trepp resigned from the Company in September 1997.


OPTION EXERCISES AND HOLDINGS

    The following table sets forth information with respect to the number of options and the aggregate value of in-the-money options held by each Named Executive Officer at December 31, 1997.

AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND FISCAL 1997 OPTION VALUES


                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                    SHARES         VALUE         OPTIONS AT FISCAL YEAR END     IN-THE-MONEY OPTIONS($)(1)
                                 ACQUIRED ON     REALIZED       ----------------------------   ----------------------------
NAME                             EXERCISE(#)       ($)          EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                             -----------   ----------       -----------    -------------   -----------    -------------
Charles R. Harris .......          75,000      $  902,250          43,333         298,333      $  511,080      $2,954,580
Dirk M. Pfeiffer ........          35,000         487,800          20,000         130,000         248,450       1,307,500
Katherine Sullivan Abrams          17,333         153,891                          89,333                         666,970
Daniel T. Nichols .......           8,000          62,100           5,333          78,333          51,730         598,580
L. Ronald Trepp(2) ......          26,666         283,549

--------------

(1) Calculated by determining the difference between the fair market value of the securities on December 31, 1997 of $16.00 (as reported on the Nasdaq National Market), less the exercise price of the option.

(2)   Mr. Trepp resigned from the Company in September 1997.


EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

    The Company has entered into separation agreements (the "Separation Agreements") with certain of its executive officers, including its Chief Executive Officer. Each Separation Agreement provides for a two-year term of employment, subject to early termination as provided therein, a base salary, bonus, inclusion in the Company's benefit plans and reimbursement for out-of-pocket expenses reasonably incurred. The Separation Agreements further provide that if, prior to a Change in Control (as defined) the executive resigns from his employment for Good Reason (as defined), or following a Change of Control, the executive is terminated without Cause (as defined) or resigns for Good Reason, the Company will (i) pay the executive severance payments of one month's salary for a period of six months, subject to one-month extensions for up to six months if the executive has not obtained subsequent employment, (ii) cause the accelerated vesting of all options exercisable within one year from the date of the resignation, (iii) continue to effect the executive's benefits through the Severance Period, including any extensions thereof, and (iv) pay outplacement fees of up to $10,000 for the purpose of assisting the executive in securing re-employment. If the executive resigns without Good Reason or is terminated by the Company for Cause, the executive is entitled only to payment of all amounts earned or owed to the executive and the vesting of equity compensation through the date of such resignation.


LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

    The Company's charter limits the monetary liability of its directors to the Company or its stockholders for breach of such director's fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL") or, if the DGCL is not applicable, to the fullest extent permissible under applicable law. However, the Company's charter does not limit directors' monetary liability under the federal securities laws. The DGCL does not permit such a limitation on the personal liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. Under the Company's bylaws, each person who was or is a party or is threatened to be made a party to, or is involved in, any proceeding by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent permitted by the DGCL against all costs, charges, expenses, liabilities and losses (including attorneys' fees) reasonably incurred or suffered by such person in connection with such proceeding. Such right to indemnification includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition. The Board of Directors has discretion to provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers. The foregoing right to indemnification and advancement of expenses under the Company's bylaws is not exclusive of any other right which any person may have or acquire under the Company's charter, any statute, agreement or otherwise. In addition, the Company's charter authorizes the Company by bylaw, agreement or otherwise to indemnify directors, officers, employees and agents in excess of the indemnification permitted by applicable law.

    In addition, the Company has entered into indemnification agreements with each of its directors and executive officers and has obtained a directors' and officers' liability insurance policy that insures such persons against the cost of defense, settlement or payment of judgments under certain circumstances. As of the date of this Proxy Statement, there is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.


DIRECTOR COMPENSATION

    Other than Dr. Gupta, members of the Company's Board of Directors do not receive compensation for their service as directors. Dr. Gupta receives $500 for each Board or committee meeting he attends. In addition, Dr. Gupta is reimbursed for his out-of-pocket expenses incurred in attending Board and committee meetings. Directors have in the past been granted stock options under the Company's 1994 Stock Option Plan.

    In addition, non-employee directors are entitled to participate in the 1996 Director Option Plan (the "Director Plan"). The Director Plan provides for the automatic grant of an option for 20,000 shares of Common Stock (the "First Option") to each non-employee director on the earlier of: (i) the effective date of the Director Plan, or (ii) the date on which the person first becomes a non-employee director, unless immediately prior to becoming a non-employee director, such person was a director of the Company. After the First Option is granted to the non-employee director, he or she shall automatically be granted an option to purchase 5,000 shares (a "Subsequent Option") each year on the date of the annual stockholder's meeting of the Company at which such non-employee director is re-elected as a director, if on such date he or she shall have served on the Board for at least six months. Each first Option and each Subsequent Option shall have a term of 10 years and the shares subject to the option shall vest and become exercisable at a rate of 25% on the first anniversary date of grant and at a rate of 1/48th of the shares per month thereafter. The exercise prices of the First Option and each Subsequent Option shall be 100% of the fair market value per share of the Common Stock, generally determined with reference to the closing price of the Common Stock as reported on the Nasdaq National Market on the date of grant.

CERTAIN TRANSACTIONS

    In September 1992, the Company entered into a lease agreement with respect to its Brea, CA headquarters with Brea Partners, a limited partnership in which the Company has a 10% limited partnership interest and BVW Investments has a 34.6% limited partnership interest. BVW Investments is a general partnership among the Company's founders, N. Fred Brannock, Vincent S. Verneuil, Jr. and Dr. Yui L. Wang. Mr. Brannock and Dr. Wang are former directors of the Company. The Company believes that the lease agreement is on terms no less favorable to the Company than could be obtained from an independent third party. In October 1997, Brea Partners sold the Brea, CA building to a third party.

    In February 1997, Summit Ventures III, L.P. and Summit Investors II, L.P. (the "Summit Entities") exercised warrants for the purchase of an aggregate of 350,879 shares of the Company's Common Stock pursuant to a net exercise provision contained in such warrant agreements, as amended. Mr. Kortschak, a director of the Company, is an employee and general partner of Summit Partners L.P. which, together with its affiliates, manage a number of venture capital funds, including the Summit Entities. Upon the net exercise of such warrants, the Company issued an aggregate of 284,434 shares of Common Stock to the Summit Entities.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    During the fiscal year ended December 31, 1997, the Compensation Committee of the Board of Directors was comprised of two non-employee directors. The Compensation Committee is responsible for setting compensation levels for the Company's executive officers, including the chief executive officer and for overseeing the administration of the Company's stock option plans. All decisions by the Compensation Committee are reviewed by the entire Board of Directors.

    In making compensation decisions, it has been the practice of the Compensation Committee to meet with the Company's chief executive officer, as appropriate. For fiscal 1997, the Compensation Committee consulted with an outside compensation firm and reviewed published surveys and special studies. Such surveys and studies were utilized to establish compensation packages that are within the range of those persons holding comparably responsible positions at companies similar to the Company in revenue, industry, number of employees and overall growth rate.

    The Compensation Committee believes that executive officer compensation should be closely aligned with the performance of the Company on both a short-term and long-term basis and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. To that end, the Compensation Committee's policy is that the compensation package for executive officers should consist of the following components: (i) annual base salary; (ii) the potential to earn incentive bonuses each quarter, the amount of which is dependent on the Company's overall performance and (iii) stock option awards designed to align stockholder interests with those of management by providing long-term incentives for the Company's key employees.

    Base salary is based upon the responsibilities of the particular executive officers targeted at the median of comparable companies and is reviewed on an annual basis. Incentive bonuses represent an opportunity for each executive officer to earn additional annual cash compensation in an amount tied to a percentage of each officer's base salary. Such incentive bonuses are based upon Company, organizational and individual performance objectives and are established and reviewed by the Compensation Committee.

    The long-term performance based compensation of executive officers takes the form of stock option awards under the Company's 1994 Stock Option Plan and 1996 Stock Plan (the "Stock Plans"). The Compensation Committee believes that equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All stock options granted by the Company have been granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant and, accordingly, have value only if the Company's stock price increases after such date. In granting options under the Stock Plans, the Committee takes into account each executive's responsibilities, relative position in the Company and past grants.

    The compensation of Mr. Charles R. Harris, the Company's Chief Executive Officer, for fiscal 1997 was approved by the Board of Directors. The Compensation Committee made its recommendation and the Board determined the Chief Executive Officer's compensation after considering the same factors used to determine the compensation of other executive officers.




                                        COMPENSATION COMMITTEE
                                        Dr. Narendra K. Gupta
                                        Walter G. Kortschak

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of (i) the Nasdaq U.S. Index and (ii) the Nasdaq Computer & Data Processing Index for the period commencing October 25, 1996 (the date of the Company's initial public offering) and ending on December 31, 1997. The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.



                                [OBJECT OMITTED]


                                                  CUMULATIVE TOTAL RETURN
                                -----------------------------------------------------------
                                10/25/96  12/31/96   3/31/97   6/30/97   9/30/97   12/31/97
                                -----------------------------------------------------------
Simulation Sciences Inc.    SMCI   100       165       113       169       219       178
NASDAQ STOCK MARKET (U.S.)         100       106       100       119       139       130
NASDAQ COMPUTER & DATA PROCESSING  100       105        98       125       137       129

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5 with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely in its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal 1997, all filing requirements applicable to its executive officers and directors were complied with.

                                  OTHER MATTERS

    The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.




                                        THE BOARD OF DIRECTORS



Dated: April 2, 1998

PROXY                                                                      PROXY

                            Simulation Sciences Inc.

               Proxy Solicited on Behalf of the Board of Directors
                      1998 Annual Meeting of Stockholders.

       The undersigned stockholder(s) of Simulation Sciences Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the 1998 Annual Meeting of Stockholders to be held on April 29, 1998, and hereby appoints Charles R. Harris and Robert E. Grice, Jr. and each of them, as Proxies, with power and substitution, to represent the undersigned at such meeting and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned is entitled to vote, as designated below.

       In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

       UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH IN PROPOSAL 1 AND FOR CONFIRMATION OF DELOITTE & TOUCHE LLP AS AUDITORS AS SET FORTH IN PROPOSAL 2.

                 (Continued, and to be signed on the other side)

                            SIMULATION SCIENCES INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.




Proposal 1 -- To elect directors to serve for the ensuing year and until their successors are elected.

                                                        For All
                      For           Withheld            Except

                      / /              / /                / /

Nominees:

Dr. Narendra K. Gupta, Charles R. Harris and Walter G. Kortschak

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name.




Proposal 2 -- To confirm the appointment of Deloitte & Touche LLP as independent auditors of the company for the 1998 fiscal year.


                    For            Against             Abstain

                    / /              / /                 / /


I PLAN TO ATTEND THE MEETING    / /

                  COMMENTS/ADDRESS CHANGE

                  Please mark this box if you have written comments/address / / changes.

                  Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give the full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in the partnership name by the authorized person.

                  Dated:__________________________, 1998

                  ______________________________________________________________
                  Signature(s)


Note: Please vote, date and promptly return this proxy in the enclosed envelope which is postage prepaid if mailed in the United States.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE AND FOR
                                  PROPOSAL 2.